Brian Van Wagener May 23, 2024 VEEVA SYSTEMS INC. May 23, 2024 Brian Van Wagener 652 Weed St New Canaan, CT 6840 United States of America Dear Brian, Veeva Systems Inc. (the “Company”) is pleased to offer you employment on the following terms: 1. Position. Your initial title will be Executive Vice President, Finance and you will initially report to the Chief Financial Officer. After an agreed upon transition period, it is expected that you will be appointed the Chief Financial Officer, reporting to the Chief Executive Officer. This is a full-time position. While you render services to the Company, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that would create a conflict of interest with the Company. By signing this letter agreement, you confirm to the Company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company. 2. Compensation. The Company will pay you a starting salary at the rate of $450,000 per year, payable in accordance with the Company’s standard payroll schedule. You may be eligible to receive cash bonus and/or sales commissions in accordance with the Company’s bonus and commission policies in effect from time to time. You may also be eligible to participate in the Company’s equity compensation program. If eligible, your equity compensation includes two type of equity (i) restricted stock units with a value intended to approximate 125% of your base salary (your “Stock Bonus”) and (ii) stock options, both of which are described in further detail at Exhibit B. Your compensation, as described above, will be subject to adjustment pursuant to the Company’s policies, which may change from time to time. 3. Employee Benefits. As a regular employee of the Company, you will be eligible to participate in a number of Company-sponsored benefits. In addition, you will be entitled to paid vacation in accordance with the Company’s vacation policy, as in effect from time to time. 4. Proprietary Information and Inventions Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A. 5. Employment Relationship. Employment with the Company is for no specific period of time. Your employment with the Company will be “at will,” meaning that either you or the Company may terminate your employment at any time and for any reason, with or without cause. Any contrary representations that may have been made to you are superseded by this letter agreement. This is the full and complete agreement between you and the Company on this term. Although your job duties, title, compensation and benefits, as well as the Company’s personnel policies and procedures, may change from time to time, the “at will” nature

Brian Van Wagener May 23, 2024 of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company (other than you). 6. Taxes. All forms of compensation referred to in this letter agreement are subject to reduction to reflect applicable withholding and payroll taxes and other deductions required by law. You agree that the Company does not have a duty to design its compensation policies in a manner that minimizes your tax liabilities, and you will not make any claim against the Company or its Board of Directors related to tax liabilities arising from your compensation. 7. Interpretation, Amendment and Enforcement. This letter agreement and Exhibit A constitute the complete agreement between you and the Company, contain all of the terms of your employment with the Company and supersede any prior agreements, representations, or understandings (whether written, oral or implied) between you and the Company. This letter agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this letter agreement or arising out of, related to, or in any way connected with, this letter agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in Alameda County, California in connection with any Dispute or any claim related to any Dispute. * * * * *

Brian Van Wagener May 23, 2024 We hope that you will accept our offer to join the Company. You may indicate your agreement with these terms and accept this offer by signing and dating both the enclosed duplicate original of this letter agreement and the enclosed Proprietary Information and Inventions Agreement and returning them to me (either PDF/e-mail or fax – 925-397-6537). This offer, if not accepted, will expire at the close of business on May 31, 2024. Your employment with the Company is contingent upon completion of a successful background check and providing legal proof of your identity and authorization to work in the United States. Your employment is also contingent upon your starting work with the Company on or before July 15, 2024. If you have questions about this offer, please contact the hiring manager. Very truly yours, VEEVA SYSTEMS INC. By: Vivian Welsh Title: Chief People Officer I have read and accept this employment offer: Signature of Brian Van Wagener Dated: Attachment Exhibit A: Proprietary Information and Inventions Agreement Brian P Van Wagener (May 23, 2024 21:49 EDT) Brian P Van Wagener May 23, 2024

Brian Van Wagener May 23, 2024 Exhibit A PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT The following confirms and memorializes an agreement that Veeva Systems Inc., a Delaware corporation (the “Company”) and I, Brian Van Wagener, have had since the commencement of my employment (which term, for purposes of this agreement, shall be deemed to include any relationship of service to the Company that I may have had prior to actually becoming an employee) with the Company in any capacity and that is and has been a material part of the consideration for my employment by Company: 1. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me. 2. Company shall own all right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship (including software code), mask works, designs, know-how, ideas and information (including trade secrets) made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with Company to and only to the fullest extent allowed by California Labor Code Section 2870 (which is attached as Appendix A) (collectively “Inventions”) and I will promptly disclose all Inventions to Company. Without disclosing any third-party confidential information, I will also disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment. I hereby make all assignments necessary to accomplish the foregoing. I shall further assist Company, at Company’s expense, to further evidence, record, and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. I hereby irrevocably designate and appoint Company as my agent and attorney-in-fact, coupled with an interest and with full power of substitution, to act for and in my behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my employment that relates to Company’s actual or proposed business is not within the scope of the foregoing assignment, I have listed it on Appendix B in a manner that does not violate any third-party rights or disclose any confidential information. Without limiting Section 1 or Company’s other rights and remedies, if, when acting within the scope of my employment or otherwise on behalf of Company, I use or disclose my own or any third party’s confidential information or intellectual property (or if any Invention cannot be fully made, used, reproduced, distributed and otherwise exploited without using or violating the foregoing), Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights. 3. To the extent allowed by law, paragraph 2 includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with

Brian Van Wagener May 23, 2024 respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company. 4. I agree that all Inventions and all other business, technical and financial information I develop, learn or obtain during the term of my employment that relate to Company or the business or demonstrably anticipated business of Company or that are received by or for Company in confidence, constitute “Proprietary Information.” Examples of Proprietary Information include, without limitation, trade secrets, business plans, product plans and roadmaps, information hosted and processed by Veeva on behalf of its customers, financial information, information related to customer sales and contracts, and material non-public information within the meaning of the securities laws. Proprietary Information does not include information the use or disclosure of which is protected by the National Labor Relations Act, the California Labor Code (including Labor Code §§ 232, 232.5, 1102.5, and 1197.5), or laws against restraints of trade (including Business & Professions Code §§ 16600 and 17200 et seq). If I am unsure of whether certain information is Proprietary Information or not, I will consult with the Company, except as set forth in Section 5. 5. I will hold in confidence and not disclose or, except within the scope of my employment, use any Proprietary Information. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. Notwithstanding the above, I understand that I am allowed to engage in “Protected Activity” under this agreement without first notifying Veeva. Protected Activity means filing a charge or complaint with the government or disclosing relevant information to the government (so long as that information is not protected as an attorney-client communication of Veeva). I further understand that, notwithstanding my obligations under this Agreement: a. I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and b. If I file a lawsuit for retaliation for reporting a suspected violation of law, I may disclose the trade secret relevant to that lawsuit to my attorney and use the trade secret in the court proceeding if: (A) all documents containing the trade secret are filed under seal; and (B) neither I nor my attorney disclose the trade secret except pursuant to court order. 6. Upon termination of my employment, I will promptly return to Company all items containing or embodying Proprietary Information (including all copies). I also recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. 7. Until one year after the term of my employment, I will not encourage or solicit any employee or consultant of Company to leave Company for any reason (except for the bona fide firing of Company personnel within the scope of my employment). 8. I agree that during the term of my employment with Company (whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company. 9. I agree that this Agreement is not an employment contract for any particular term and that I have the right to resign and Company has the right to terminate my employment at will, at any time, for

Brian Van Wagener May 23, 2024 any or no reason, with or without cause. In addition, this Agreement does not purport to set forth all of the terms and conditions of my employment, and, as an employee of Company, I have obligations to Company which are not set forth in this Agreement. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement signed by the President of Company. 10. I agree that my obligations under paragraphs 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 3 and 4 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, it subsidiaries, successors and assigns. 11. Any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. This Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be a adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies and without any requirement to post bond.

Brian Van Wagener May 23, 2024 I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME. Employee Signature Name: Brian Van Wagener Date: ________________________________ Signature of Vivian Welsh CPO Veeva Systems Inc. Brian P Van Wagener (May 23, 2024 21:49 EDT) Brian P Van Wagener May 23, 2024

Brian Van Wagener May 23, 2024 APPENDIX A California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer. 1. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: a) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or b) Result from any work performed by the employee for his employer. 2. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Brian Van Wagener May 23, 2024 APPENDIX B PRIOR MATTER None: ______ Candidate Initials: ________ BPVW BPVW ✔

Brian Van Wagener May 23, 2024 Exhibit B EQUITY GRANT RECOMMENDATION Upon acceptance of employment with Veeva Systems Inc., a Delaware public benefit corporation with headquarters in Pleasanton, California (“Veeva”), or a subsidiary of Veeva, management will recommend to the Veeva board of directors (the “Board”) that you be granted restricted stock units and stock options (as further described below) for Veeva’s Class A Common Stock, subject to the terms and conditions of Veeva’s 2013 Equity Incentive Plan (as may be amended from time to time, the “Plan”), as well as the terms and conditions of the applicable notice of award and award agreement, which will be sent to you after Board approval, assuming the Board, in its sole discretion, approves the grants, and which you will be required to sign or accept in accordance with Veeva’s acceptance procedures. Grantee Name: Brian Van Wagener 1. Restricted Stock Units (“RSUs”): Your initial grant of RSUs will be based on your Stock Bonus of 125% of your base salary. The number of shares underlying your RSU grant will generally be calculated by dividing your Stock Bonus by the appropriate Veeva stock price at the time of your start date to arrive at an annual RSU share amount (“Annual RSU Share Amount”). The actual number of shares underlying your initial RSU grant will be further determined by prorating the Annual RSU Share Amount monthly to coincide with a final vest date of April 1, 2025 (the “Initial RSU Share Grant Amount”). If approved, your RSUs will begin vesting on the first day of the month after your start date. RSUs vest quarterly on January 1, April 1, July 1, and October 1, subject to your continued service through each such vesting date and certain other vesting conditions as set forth in the applicable award agreement and the Plan. 2. Stock Options: The number of shares underlying your initial stock option grant will be 3 times the Initial RSU Share Grant Amount, which reflects an “option factor” of 3. If approved, stock options vest at a rate of 25% per year over 4 years, subject to your continued service through such vesting period and certain other vesting conditions as set forth in the applicable award agreement and the Plan. The strike price of your stock options will be the closing Veeva stock price on the date of grant. 3. Long-term Restricted Stock Units (RSUs): You will additionally receive an RSU grant with a value of 1,000,000. One hundred percent (100%) of these RSUs will cliff vest on the four (4) year anniversary of the Vesting Commencement Date, assuming your continued employment with Veeva. 4. Long-term Stock Options: The number of shares in your long-term stock option grant will be 3 times the Long-term RSU Share Grant Amount, which reflects an “option factor” of 3. One hundred percent (100%) of these Options will cliff vest on the four (4) year anniversary of the Vesting Commencement Date, assuming your continued employment with Veeva. The strike price of your stock options will be the closing Veeva stock price on the date of grant. Stock options grants are generally approved the third week of the month after your start date.

Brian Van Wagener May 23, 2024 Vesting for all equity grants ends when your employment with Veeva or a subsidiary of Veeva ends. Your participation in the Plan is entirely voluntary. Neither these grants nor the vesting schedule described above constitutes a guarantee of continued employment. The grants referenced above are subject to the sole discretion and approval of the Board, and the final terms of the grants will be as reflected in the final agreements documenting such grants. In addition, Veeva may, in its sole discretion, change or end the Plan at any time. If Veeva decides to change or terminate the Plan, you will not have any claims to receive the grants or any other benefits equivalent to the grants. You acknowledge that Veeva is not obligated to continue to grant any equity awards or other benefits to you. The equity awards described above are an additional benefit that may be given to you by Veeva and not by any subsidiary which may employ you. Therefore, the grants are not part of your employment relationship and are completely separate from your salary or any other remuneration or benefits provided to you by your employer. This means that any gain you realize from the grants will not be included if or when any such salary, remuneration or benefits are calculated. If grants are awarded to you, you will be responsible for complying with any applicable legal requirements in connection with your participation in the Plan and for any tax or social insurance contribution obligations arising from the grants and any cash payment made to you pursuant to the grants, including any obligations that Veeva has determined may legally be transferred to you and regardless of any withholding and/or reporting obligation of Veeva or any subsidiary of Veeva which may employ you. You agree that if grants are awarded to you, Veeva or any subsidiary of Veeva may report the grants and any income resulting from the grants and may withhold taxes from your salary, cash compensation payable to you or any other means described in the Plan or award agreement. You agree to seek advice from your personal accountant or tax adviser at your own expense regarding the tax and other legal implications of any grants awarded to you. Veeva may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by Veeva or a third party designated by Veeva. Vivian Welsh Chief People Officer Veeva Systems